Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2019, relating to the financial statements of The McClatchy Company, and the effectiveness of The McClatchy Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The McClatchy Company for the year ended December 30, 2018.

/s/ Deloitte & Touche LLP

Sacramento, California

May 17, 2019